EXHIBIT 3
STOCK PLEDGE AND SECURITY AGREEMENT
THIS STOCK PLEDGE AND SECURITY AGREEMENT (this “Agreement”), dated as of March 20, 2008 is made by and among PDLP DISTRIBUTION, LLC, a Texas limited liability company (“Pledgor”) and ENCORE BANK, N.A. (“Lender”).
W I T N E S S E T H:
WHEREAS, Pledgor is the owner of 934,000 common shares and intends to purchase up to an additional 500,000 common shares (collectively, the “Stock”), of issued and outstanding stock of Industrial Distribution Group, Inc. (the “Corporation”), representing all of Pledgor’s right, title and interest in and to the Stock;
WHEREAS, Pledgor is indebted to Lender in the amount of FIVE MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($5,650,000.00), plus such other sums as may be due and owing by Pledgor to Lender at any given time (collectively, the “Debt”), which Debt is evidenced by a Note made by Pledgor for the benefit of Lender (the “Note”); this Agreement, the Note, and all other documents evidencing, securing, guaranteeing or pertaining to the Debt are collectively referred to as the “Credit Documents”; and
WHEREAS, Pledgor will derive substantial benefit from the Lender’s acceptance of the Note; and
WHEREAS, Pledgor has agreed to pledge and assign the Stock to Lender, together with the other collateral hereinafter described.
NOW, THEREFORE, for and in consideration of the premises, the benefits to be realized by Pledgor from the Debt, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged Pledgor hereby covenants and agrees with Lender as follows:
1. AGREEMENT.
1.1 Security Interest. Pledgor assigns, pledges and grants to Lender a security interest in and lien upon all of Pledgor’s right, title and interest in and to the Stock (including without limitation, Pledgor’s rights to interim cash and property distributions and to liquidating cash and property distributions with respect thereto) together with all proceeds of the same (collectively, the “Collateral”) to secure the payment and the performance of the Obligations (as hereinafter defined). Prior to or contemporaneously with the execution of this Agreement, or with respect to any Stock acquired after the date hereof, within three (3) business days after acquisition of the Stock by Pledgor, Pledgor shall cause control of the Stock to be transferred to Lender’s Depository Trust Company (“DTC”) account in accordance with the transfer instructions attached hereto as Exhibit “A”. Upon Pledgor’s satisfaction of all the Obligations, Lender shall cause control of the Stock to be transferred back to Pledgor’s DTC account.
2. OBLIGATIONS. The following obligations (the “Obligations”) are secured by this Agreement:
2.1 All payment and performance duties, liabilities, and obligations of the Pledgor to the Lender under the Note, any other Credit Document or any renewal, extension or amendment of any Credit Document.
2.2 All reasonable costs incurred by Lender to obtain, preserve, perfect and enforce this Agreement and security interest, collect the Obligations and maintain, preserve, collect and enforce the Collateral, including but not limited to taxes, assessments, insurance premiums attorneys’ fees and legal expenses, and expenses of sale.

3. PLEDGOR’S REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:
3.1 Financing Statements. No financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest.
3.2 Ownership. Pledgor owns the Collateral absolutely and free from any setoff, claim, restriction, lien, security interest or encumbrance except for the security interest hereunder, and any restrictions on the transfer thereof under state or federal securities laws.
3.3 Power and Authority. Pledgor has full power and authority to make and deliver this Agreement. Each individual signing on behalf of Pledgor has full power and authority to make and deliver this Agreement on behalf of Pledgor.
3.4 Right to Pledge. Pledgor has the unencumbered and unrestricted right to pledge the Collateral and no consent or approval of any governmental authority or other person which has not been obtained was or is necessary to the validity of this pledge or the enforcement of Lender’s rights and remedies hereunder.
3.5 Binding Agreement. This Agreement constitutes the valid and legally binding obligation of Pledgor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.
4. PLEDGOR’S COVENANTS.
4.1 Obligations and This Agreement. Pledgor shall perform promptly all of its agreements herein or in any other Loan Document.
4.2 Consent to Pledge. So long as any of the Obligations remain outstanding in favor of Lender, Pledgor will not further transfer, sell, pledge, assign or encumber any of the Collateral.
4.3 Dividends and Distributions. If Pledgor shall receive any dividend or distribution of cash or property from the Corporation, Pledgor shall promptly deliver the same to Lender.
4.4 Special Purpose Entity. So long as any of the Obligations remain outstanding, except upon the express prior written consent of Lender, Pledgor shall not hold or acquire, directly or indirectly, any ownership interest (legal or equitable) in any real or personal property other than the Collateral, or become a shareholder of or member or partner in any entity which acquires or holds any property other than the Collateral.
4.5 Anti-Dissolution. So long as any of the Obligations remain outstanding, Pledgor shall not permit its dissolution or termination and shall not take any action towards that end, except upon the express prior written consent of Lender.
4.6 Lender’s Costs. Pledgor, at Pledgor’s sole expense, will defend the Collateral against any claims or demands adverse to Lender’s security interests and will promptly pay, when due, all taxes or assessments levied against Pledgor on the Collateral. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interests represented by this Agreement, and preserve, defend, enforce and collect the Collateral.
4.7 Liens. Pledgor shall keep the Collateral free from all liens, claims and encumbrances and security interests (except the Obligations, any restrictions on the transfer thereof under state or federal securities laws, and the security interest hereby created) and will preserve the priority of all security interests in the Collateral in favor of Lender therefor. Lender shall have no duty to preserve such security, but may do so at the expense of Pledgor, without waiving such default.

4.8 Modification of Collateral. So long as any Obligations remain outstanding in favor of Lender, without the express prior written consent of Lender, which consent shall not be unreasonably withheld, Pledgor shall not agree to, or otherwise permit, any modification of any of the terms of any instrument, agreement or document pursuant to which Pledgor is created, organized or operated (collectively, “Operating Documents”), and shall not, without the express written consent of Lender, which consent may be withheld or conditioned in Lender’s sole and absolute discretion, authorize, issue, or permit the authorization or issuance of, any additional ownership interests in Pledgor.
4.9 Right of Lender to Notify Others. At any time upon an Event of Default hereunder, Lender may notify any persons obligated on any Collateral of such Event of Default and request such person to make payments directly to Lender and Lender may take control of all proceeds of any Collateral.
4.10 Power of Attorney. Pledgor appoints Lender as its attorney-in-fact with full power in Pledgor’s name and behalf to do every act which Pledgor is obligated to do or may be required to do hereunder; however, nothing in this section shall be construed to obligate Lender to take any action hereunder. The power of attorney hereby created is a power coupled with an interest, and shall be irrevocable. Notwithstanding the foregoing, Lender shall not exercise the foregoing power of attorney unless (i) an Event of Default shall have occurred hereunder or under any other Credit Document, or (ii) Pledgor has failed to perform any act which Pledgor is obligated to do or may be required to do hereunder within ten (10) days of written notice from Lender to Pledgor.
4.11 Waivers by Pledgor. Pledgor waives notice of the creation, advance, increase existence, extension or renewal of, and of any indulgence with respect to, the Obligations; waive presentment, demand, notice of dishonor, and protest; waive notice of the amount of the Obligations outstanding at any time, notice of any change in financial condition of any person liable for the Obligations or any part thereof, notice of any event of default, and all other notices respecting the Obligations; and agree that maturity of the Obligations and any part thereof may be accelerated, extended or renewed one or more times by Lender in its discretion, without notice to Pledgor (including notice of intent to accelerate and notice of acceleration).
4.12 Other Parties and Other Collateral. The obligations of Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against any other person or entity or against the security or liens or encumbrances available to Lender or any of its successors and assigns. Pledgor hereby waives any right to require that an action be brought against any other person or entity or to require that resort be had to any security or to any balance of any account or credit on the books of Lender in favor of any other person or entity prior to any exercise of rights or remedies hereunder. No renewal or extension of or any other indulgence with respect to the Obligations or any part thereof, no release of any security, no release of any person (including any maker, endorser, guarantor or surety) liable on the Obligations, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Lender under the law, hereunder or under any other agreement pertaining to security for the Obligations. Pledgor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Lender shall have no duty or obligation to Pledgor to apply to the Obligations any such other security or proceeds thereof.
4.13 Indemnification. In any suit, proceeding or action brought by or against Lender relating to the Collateral, Pledgor will save, indemnify and hold Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of any obligor thereunder, arising out of or relating to a breach by Pledgor of any obligation thereunder or arising out of or relating to any other agreement, indebtedness or liability at any time owing to or in favor of such obligor or its successors from Pledgor, and all such obligations of Pledgor shall be and shall remain enforceable against and only against Pledgor and shall not be enforceable against Lender. The foregoing obligation of Pledgor to indemnify Lender shall not extend to any suit, proceeding or action arising out of Lender’s gross negligence or willful misconduct.

5. RIGHTS AND POWERS OF LENDER
5.1 Voting Rights After Event of Default. After an Event of Default and for so long as any of the Obligations remain outstanding, Pledgor covenants and agrees that it will not, without the prior written consent of Lender, exercise any voting rights under the Operating Documents and (i) Lender may, upon prior written notice to Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights with respect to the Collateral, but under no circumstances is Lender obligated by the terms of this Agreement to exercise such rights, and (ii) in addition to any other grants hereunder, upon such event, Pledgor hereby appoints Lender as its true and lawful attorney-in-fact and irrevocable proxy to vote the Collateral in any manner Lender deems advisable for or against all matters submitted or which may be submitted to a vote of the owners of the Corporation. The power of attorney granted hereby is coupled with an interest and shall be irrevocable for so long as any of the Obligations remain unpaid.
5.2 Voting Rights Prior to Event of Default. Prior to an Event of Default and for so long as any of the Obligations remain outstanding, Pledgor may exercise all voting rights, and all other ownership or consensual rights with respect to the Collateral; provided, however, Pledgor covenants and agrees that it will not, without the prior written consent of Lender (i) vote or take any consensual action with respect to the Collateral which would materially and adversely affect the Collateral or Lender’s secured interest therein; including, without limitation accepting any distributions from the Corporation not permitted under Section 4.3 hereof; or (ii) vote or take any consensual action with respect to the Corporation’s governing documents; provided, however, that Lender shall not unreasonably withhold consent to any proposed action.
5.3 Security Agreement. This Agreement shall constitute a security agreement under the Uniform Commercial Code as in effect in the State of Texas (“UCC”).
6. DEFAULT.
6.1 Events of Default. The following shall be deemed “Events of Default” hereunder:
(a) The failure of Pledgor: (i) to make any payment under the Note when due, or (ii) to make any other payment under the Credit Documents when due or after demand;
(b) Default in the performance or observance of the terms and conditions of Pledgor’s covenants herein;
(c) Any representation or warranty made under this Agreement shall be incorrect or misleading in any material respect when made;
(d) An Event of Default shall occur under the any Credit Document;
(e) A proceeding is instituted by a party other than Corporation or Pledgor or any affiliate of Corporation or Pledgor seeking a decree or order for relief in respect of Corporation or Pledgor in any case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or Pledgor, or for any substantial part of the property of the Corporation or Pledgor, or for the winding-up or liquidation of the business or affairs of the Corporation or Pledgor, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days, or a decree or order shall be entered granting the relief sought in such proceeding;
(f) The Corporation or Pledgor shall generally fail to pay, or admit an inability to pay, its debts as they become due, or shall voluntarily commence proceedings under the Federal bankruptcy laws, as now or hereafter constituted, or any bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Pledgor or the Corporation shall take any action consenting to or in furtherance of any of the foregoing;

(g) Levy on, seizure or attachment of the Collateral by any person or entity; or
(h) the average trading price of the Stock shall be equal to or less than $7.00 per share for any consecutive ten (10) trading day period.
6.2 Remedies of Lender Upon Default. Upon the occurrence of an Event of Default, or at any time thereafter, Lender without notice or demand may enforce payment of the Obligations then due, whether due by acceleration in whole or part or otherwise, and may exercise any rights under the UCC, rights and remedies of Lender under this Agreement, or otherwise. The proceeds of any disposition of Collateral after an Event of Default shall be applied to the Obligations in such order and in such manner as Lender in its discretion shall decide. Lender may transfer, sell, or otherwise dispose of the Collateral or any portion of the Collateral at a public or private sale or make other commercially reasonable disposition of the Collateral or any portion thereof after twenty (20) days notice to Pledgor, and Lender may purchase the Collateral or any portion thereof at any public or private sale, and any such sale made in good faith by Lender shall be deemed to be “commercially reasonable”. Failure of Lender to exercise any of the above rights, powers and remedies (“Rights”) in the event of any default shall not constitute a waiver of the right to exercise the same in connection with such default or any subsequent default. The aforementioned Rights are cumulative of each other; the resort to any Right or Rights shall not prevent the concurrent or subsequent employment of any other appropriate Rights and no single or partial exercise of any Right shall exhaust it, or preclude any other or further exercise thereof, and every Right may be exercised at any time and from time to time. No failure by Lender to exercise, and no delay in exercising, any Right, shall be deemed a waiver or modification of any Right.
Notwithstanding the foregoing, in the case of an Event of Default under Section 6.1(h) above, Lender shall have the right, after five (5) business days notice of the occurrence of such Event of Default and opportunity to cure (it being agreed among the parties that an increase in the average trading price during such five (5) business day period shall not cure such Event of Default by itself), to sell the Stock and to apply the proceeds towards the Obligations in such order and in such manner as Lender in its discretion shall decide.
7. GENERAL
7.1 Parties Bound. Lender’s rights and interests hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligations or the Collateral, Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Lender shall retain all rights and powers hereby given with respect to any of the Obligations or Collateral not so assigned or transferred. All representations, warranties and agreements of Pledgor shall be binding upon the personal representatives, heirs, successors and assigns of Pledgor. Time is of the essence of this Agreement.
7.2 Waiver. No delay of Lender in exercising any power or right shall operate as a waiver or modification thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Lender of any right hereunder or of any default by Pledgor shall be binding upon Lender unless in writing, and no failure by Lender to exercise any power or right hereunder or waiver of any default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default.
7.3 Release of Security Interest. Upon payment or performance in full of all Obligations secured hereby, Lender shall release the security interest granted herein, release the Collateral as provided in Section 1.1, and execute any such termination statements as may be necessary therefor.

7.4 Governing Law. The validity, enforcement and interpretation of this Agreement shall, except to the extent expressly provided below, for all purposes be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law principles, and applicable United States federal law, and is intended to be performed in accordance with, and only to the extent permitted by, such laws. Pledgor acknowledges that the Debt was submitted for review, negotiation and approval to Lender at its principal place of business in the State of Texas, and that any payments due under the Debt shall be made to Lender’s offices in the State of Texas at the address as set forth herein.
7.5 Forum. All obligations of Pledgor hereunder are payable and performable in Harris County, Texas. Pledgor hereby irrevocably submits generally and unconditionally for Pledgor and in respect of Pledgor’s property to the non-exclusive jurisdiction of any local court, or any United States federal court, sitting in or having jurisdiction for the County of Harris, State of Texas, over any suit, action or proceeding arising out of or relating to this Agreement. Pledgor hereby irrevocably waives, to the fullest extent permitted by law, any objection that Pledgor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Pledgor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable law, all services of process in any such suit, action or proceeding in any local court, or any United States federal court, sitting in or having jurisdiction for the County of Harris, State of Texas, may be made by certified or registered mail, return receipt requested, directed to Pledgor at its address stated in Section 8.13, and service so made shall be complete five (5) business days after the same shall have been so mailed. Nothing herein shall affect the right of Lender to serve process in any manner permitted by law or limit the right of Lender to bring proceedings against Pledgor in any other court or jurisdiction.
7.6 Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, PLEDGOR AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALING OF PLEDGOR AND LENDER WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, PLEDGOR AND LENDER HEREBY AGREE THAT ANY SUCH ACTION CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT LENDER OR PLEDGOR MAY FILE AN EXECUTED COPY OF THIS AGREEMENT WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND LENDER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY PLEDGOR AND PLEDGOR HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY, THAT THEY HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED BY PLEDGOR OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH INDEPENDENT COUNSEL.
7.7 Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Pledgor and Lender. No modification or limitation may be accomplished by course of conduct, usage of trade, or by the law merchant.
7.8 Severability. In the event any provision (or any part of any provision) contained in this Agreement shall for any reason be finally held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision, or application of the provision to other circumstances) but this Agreement shall be construed as if such invalid illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

7.9 Financing Statement. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.
7.10 Further Assurances. Pledgor shall execute and deliver, or cause to be executed and delivered, such further assurances, including but not limited to financing statements, as Lender from time to time may reasonably request, to effect the provisions of and to carry out the intent of this Agreement.
7.11 Limitations of Law. If any law prohibits or limits any charge or expense provided for in this Agreement in connection with any Obligations secured hereby, such charge or expense will not be made or incurred in connection with such Obligations beyond the limits permitted by such law.
7.12 Notices. All notices or other communications required or permitted hereunder shall be (a) in writing and shall be deemed to be given when either (i) delivered in person, (ii) three (3) business days after deposit in a regularly maintained receptacle of the United States mail as registered or certified mail, postage prepaid, (iii) when received if sent by private courier service, or (iv) on the day on which the party to whom such notice is addressed refuses delivery by mail or by private courier service and (b) addressed as follows:

As to Lender:	David Webster
ENCORE BANK, N.A.
Nine Greenway Plaza, Suite 1000
Houston, Texas 77046
Ph: 713.787.3158
FX: 713.267.7774

and to:	David Morrell
Hoover Slovacek LLP
5847 San Felipe, Suite 2200
Houston, Texas 77057
Ph: 713.735.4134
FX: 713.977.5395

As to Pledgor:	PDLP DISTRIBUTION LLC
301 Commerce Street, Suite 1600
Fort Worth, Texas 76102
Ph: 817.332.3235
FX: 817.332.4630
Attn: Jacob D. Smith
or to each such party at such other addresses as such party may designate in a written notice to the other parties given at least ten (10) days prior to the date such change becomes effective.
7.13 Interpretation. The term “Lender” shall be deemed to include any subsequent holder(s) of the Note. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural words in the plural shall include the singular, and pronouns of any gender shall include the other gender. Captions and headings in this Agreement are for convenience only and shall not affect the construction of the Agreement. All references in this Agreement to Schedules, Articles Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Agreement, unless such reference specifically identifies another document. The terms “herein” “hereof”, “hereto”, “hereunder” and similar terms refer to this Agreement and not to any particular Section or subsection of this Agreement. The terms “include” and “including” shall be interpreted as if followed by the words “without limitation”. All references in this Agreement to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. For purposes of this Agreement, “person” or “persons” shall include firms, associations, partnerships (including limited partnerships), joint ventures, trusts, corporations, limited liability companies and other legal entities, including governmental bodies, agencies, or instrumentalities, as well as natural persons. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict, chapter 9 definitions apply.

7.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute but one and the same instrument and shall be binding upon, and shall inure to the benefit of, each of the undersigned individually as fully and completely as if all had signed one instrument.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Pledgor and Lender have caused this Agreement to be executed as of the day and year first above written.

LENDER:
ENCORE BANK, N.A.

By:	/s/ David Webster

David Webster, Senior Vice President

PLEDGOR:
PDLP DISTRIBUTION, LLC,
a Texas limited liability company

By:	LKCM Private Discipline Master
Fund, SPC, its sole member
By:	LKCM Private Discipline
Management, L.P., its manager
By:	LKCM Alternative Management, LLC,
its general partner

By:	/s/ J. Bryan King

J. Bryan King, Vice President